Exhibit 99.1
GENERAL CABLE REPORTS THIRD QUARTER 2015 RESULTS
ADJUSTED OPERATING INCOME OF $47 MILLION EXCEEDS GUIDANCE

HIGHLAND HEIGHTS, KENTUCKY, November 4, 2015 – General Cable Corporation (NYSE: BGC) reported today results for the third quarter ended October 2, 2015. For the quarter, the Company generated adjusted earnings per share from continuing operations of $0.26 and adjusted operating income from continuing operations of $47 million. Reported earnings per share from continuing operations for the quarter were $(0.69) and reported operating income from continuing operations was $17 million. See page 3 of this press release for the reconciliation of reported to adjusted results and related disclosures.

Highlights

•
Reported third quarter adjusted operating income from continuing operations of $47 million, exceeding guidance range of $25 - $40 million, and adjusted EPS from continuing operations of $0.26 driven primarily by the performance of the submarine turnkey project business in Europe

•	Delivered restructuring savings of $10 million in the third quarter, on track with annual savings target of $90 million in 2016

•
Generated cash of $50 million through the first nine months of 2015 due to the continued strong management of working capital in North America, Latin America and Europe, consistent with management’s expectations

•	Reduced net debt by $79 million from the second quarter and by $205 million from year end 2014

•	Completed the sale of Thailand for cash consideration of $88 million, bringing total cash proceeds from divestitures to $176 million

Michael T. McDonnell, President and Chief Executive Officer, said, “We are pleased with our adjusted operating income in the third quarter, which was ahead of our guidance range. This reflects the strong performance of our subsea power business in Europe as well as our operations in North America driven by our electric utility and communications businesses. We remain focused on optimizing the performance of our businesses in North America, Europe and Latin America, building a leading cost position, and continuing to execute on our restructuring and divestiture programs to create a more streamlined, and nimble organization. We are encouraged by our progress and are on the right path toward generating long-term value for shareholders but realize we have more to accomplish. To that end, we look forward to sharing our strategic roadmap in the early part of next year. We believe continued execution of our current plans, coupled with the implementation and execution of our strategic roadmap, will put us on course to achieve industry leading margins in the markets we serve.”

Segment Demand
North America – unit volume through the first nine months of the year was up 5% year over year primarily due to demand for electric utility, communications and rod and strip products. For the third quarter, unit volume was up 2% year over year driven by demand for electric utility cables for aerial transmission and grid reinforcement projects.  Sequentially, unit volume was flat as demand for utility cables helped to offset lower demand for industrial and specialty products.

Europe – excluding the impact of restructuring activity including the exit from certain low value add end markets in 2015, unit volume through the first nine months of the year and for the third quarter was down year over year 12% and 10%, respectively, principally due to lower demand for industrial and construction products. Demand for electric utility cables was stable during the third quarter including land and submarine turnkey projects. The Company’s turnkey project backlog was $215 million as of the end of the third quarter. Sequential unit volume was down due to seasonal demand patterns.

Latin America (excluding Venezuela) – excluding metal intensive products such as copper rod and aerial transmission cables, unit volume through the first nine months of the year was down 15% year over year as end market demand remains under pressure throughout Latin America due to the ongoing difficult economic conditions and reduced government spending.

Other Expense
Other expense of $27 million for the third quarter consisted of mark-to-market losses of $8 million on derivative instruments accounted for as economic hedges and foreign currency transactions losses of $19 million, of which $13 million relates to non-core operations in Africa.

Net Debt - Excluding Venezuela
Net debt was $1,014 million at the end of the third quarter of 2015, a decrease of $79 million and $205 million from the end of the second quarter of 2015 and the end of 2014, respectively.  The decrease in net debt is principally due to continued efficient management of working capital and cash proceeds generated from divestitures.

Other Matters
As of October 2, 2015, the Company concluded that, due to the increasingly restrictive exchange-control regime that has limited access to US dollars in Venezuela, combined with government imposed limitations on its ability to import raw material into Venezuela and otherwise exert operational control over the business there, the Company no longer meets the accounting criteria for operational control over its wholly-owned operations in Venezuela. Therefore, in accordance with applicable accounting standards, the Company deconsolidated its Venezuelan subsidiary and, beginning in the fourth quarter of 2015, will account for its investment using the cost method. The Company made this change effective October 2, 2015, and fully impaired its cost investment to fair value by recording a charge of $12 million which is reflected in SG&A on the income statement.

Fourth Quarter 2015 Outlook for continuing operations including North America, Latin America and Europe (excluding Asia Pacific and Africa)
Revenues in the fourth quarter are expected to be in the range of $900 to $950 million. Unit volume is anticipated to be down mid-single digits sequentially principally due to seasonal demand patterns, weak industrial and specialty end-markets in North America and pressure throughout end markets in Latin America. Adjusted operating income is anticipated to be in the range of $25 to $40 million for the fourth quarter principally due to the lower activity in the Company’s submarine turnkey project business in Europe. Adjusted earnings per share are expected to be in the range of $0.02 to $0.22 per share for the fourth quarter. The Company’s fourth quarter outlook assumes copper (COMEX) and aluminum (LME) prices of $2.33 and $0.67, respectively, and constant foreign currency exchange rates. The fourth quarter outlook does not include operating results from Asia Pacific and Africa.

Non-GAAP Financial Measures
Adjusted operating income from continuing operations (defined as operating income from continuing operations before extraordinary, nonrecurring or unusual charges and other certain items), adjusted earnings per share from continuing operations (defined as diluted earnings per share from continuing operations before extraordinary, nonrecurring or unusual charges and other certain items) and net debt (defined as long-term debt plus current portion of long-term debt less cash and cash equivalents) are “non-GAAP financial measures” as defined under the rules of the Securities and Exchange Commission. Metal adjusted revenues, adjusted operating income and return on metal-adjusted sales on a segment basis, non-GAAP financial measures, are also provided herein. See “Segment Information.”

These Company-defined non-GAAP financial measures exclude from reported results those items that management believes are not indicative of our ongoing performance and are being provided herein because management believes they are useful in analyzing the operating performance of the business and are consistent with how management reviews our operating results and the underlying business trends. Use of these non-GAAP measures may be inconsistent with similar measures presented by other companies and should only be used in conjunction with the Company’s results reported according to GAAP. Adjusted results reflect the removal of the impact of our Venezuelan operations on a standalone basis due to the ongoing economic and political uncertainty in that country, principally driven by the foreign currency exchange system, government-imposed profit caps/limitations and limited access to U.S. dollars for the import of raw materials. Effective as of the end of the third quarter 2015, we deconsolidated our Venezuelan subsidiary and began accounting for our investment in our Venezuelan subsidiary using the cost method of accounting. Net debt and certain historical results of our Venezuela operations on a standalone basis are disclosed in the Third Quarter 2015 Investor Presentation available on the Company’s website. Adjusted results and the fourth quarter 2015 guidance remove the operating results from continuing operations in Asia Pacific and Africa as we are in the process of divesting these operations and therefore cannot predict the amounts of any future operating income or expenses we may incur. For accounting purposes, the continuing operations in Asia Pacific and Africa (which consists primarily of businesses located in Africa) do not meet the requirements to be presented as discontinued operations.

With respect to the Company’s fourth quarter 2015 guidance, the Company is not able to provide a reconciliation of the non-GAAP financial measures to GAAP because it does not provide specific guidance for the various extraordinary, nonrecurring or unusual charges and other certain items. These items have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. As a result, reconciliation of the non-GAAP guidance measures to GAAP is not available without unreasonable effort and the Company is unable to address the probable significance of the unavailable information.
A reconciliation of GAAP operating income from continuing operations and earnings per share from continuing operations to adjusted operating income from continuing operations and earnings per share from continuing operations follows:

	3rd Quarter				2nd Quarter
	2015		2014 (1)		2015
In millions, except per share amounts	Operating Income	EPS	Operating Income	EPS	Operating Income	EPS
From continuing operations	$17.1	$(0.690)	$(82.40)	$(2.340)	$23.7	$(0.030)
Adjustments to Reconcile Operating Income/EPS
Non-cash convertible debt interest expense	-	0.01	-	0.01	-	0.01
Mark to market (gain) loss on derivative instruments	-	0.15	-	(0.030)	-	0.04
Restructuring and divestiture costs	14.2	0.27	119.6	2.27	9.3	0.10
Restatement and legal costs	2.1	0.04	2.5	0.03	2.9	0.02
Projects and insurance claim settlements	-	-	(5.00)	(0.060)	-	-
Brazil impairment	-	-	13.1	0.16	-	-
New customer incentive	-	-	-	-	4.6	0.06
(Gain) loss on sale of assets	-	-	-	-	11.6	0.13
Loss on deconsolidation of Venezuela	12.0	0.25	-	-	-	-
Venezuela (income)/loss(2)	(0.80)	(0.020)	(0.80)	0.18	(0.60)	(0.010)
Continuing operations (income)/loss – Asia Pacific and Africa	2.8	0.25	(2.10)	0.01	3.5	0.04
Total Adjustments	30.3	0.95	127.3	2.57	31.3	0.39
Adjusted	$47.4	$0.26	$44.9	$0.23	$55.0	$0.36

NOTE: Table above reflects an adjusted effective tax rate of 40% for all periods presented

(1)	Reclassified to reflect discontinued operations presentation

(2)	Third quarter 2014 EPS reflects a loss of $16 million due to the remeasurement of the local Venezuelan balance sheet as the SICAD I rate depreciated

Conference Call and Investor Presentation
General Cable will discuss third quarter results on a conference call that will be broadcast live at 8:30 a.m., ET, on November 5, 2015. The live webcast of the Company’s conference call will be available in listen only mode and can be accessed through the Investor Relations page on our website at www.generalcable.com. Also available on our website is a copy of an Investor Presentation that will be referenced throughout the conference call.

General Cable Corporation (NYSE:BGC), a Fortune 500 Company, is a global leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products and systems for the energy, industrial, specialty, construction and communications markets. Visit our website at www.generalcable.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release are forward-looking statements that involve risks and uncertainties, predict or describe future events or trends and that do not relate solely to historical matters.  Forward looking statements include, among others, expressed expectations with regard to the following: “believe,” “expect,” “may,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume,” “seek to” or other similar expressions, although not all forward-looking statements contain these identifying words.  Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over many of which we have no control.  These factors include, but are not limited to: the economic strength and competitive nature of the geographic markets that the Company serves; our ability to increase manufacturing capacity and productivity; our ability to increase our selling prices during periods of increasing raw material costs; our ability to service, and meet all requirements under, our debt, and to maintain adequate domestic and international credit facilities and credit lines; our ability to establish and maintain internal controls; the impact of unexpected future judgments or settlements of claims and litigation; impact of foreign currency exchange rate fluctuations; impact of future impairment charges; compliance with U.S. and foreign laws, including the Foreign Corrupt Practices Act; our ability to achieve the anticipated cost savings, efficiencies and other benefits related to our restructuring program and other strategic initiatives, including our plan to exit all of our Asia Pacific and African operations, and the other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to, its annual report on Form 10-K filed with the SEC on March 2, 2015, and subsequent SEC filings.  You are cautioned not to place undue reliance on these forward-looking statements.  General Cable does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors.

Contact:
Len Texter
Vice President, Finance and Investor Relations
(859) 572-8684

General Cable Corporation and Subsidiaries
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Fiscal Months Ended		Nine Fiscal Months Ended
	October 2,	September 26,	October 2,	September 26,
	2015	2014	2015	2014
Net sales	$1,027.3	$1,315.8	$3,311.8	$4,004.6
Cost of sales	909.2	1,307.7	2,956.8	3,752.5
Gross profit	118.1	8.1	355.0	252.1

Selling, general and
administrative expenses	101.0	87.2	296.3	296.5
Goodwill impairment charge	—	—	—	93.5
Intangible asset impairment charges	—	3.3	1.7	78.3
Operating income (loss)	17.1	(82.4)	57.0	(216.2)
Other income (expense)	(26.8)	(17.8)	(58.6)	(110.6)
Interest income (expense):
Interest expense	(22.6)	(27.6)	(72.3)	(83.5)
Interest income	0.5	0.5	1.5	2.0
	(22.1)	(27.1)	(70.8)	(81.5)

Income (loss) before income taxes	(31.8)	(127.3)	(72.4)	(408.3)
Income tax (provision) benefit	(4.5)	17.0	(0.4)	21.3
Equity in net earnings of affiliated companies	0.1	0.3	0.3	0.9
Net income (loss) from continuing operations	(36.2)	(110)	(72.5)	(386.1)
Net income (loss) from discontinued operations, net of taxes	4.4	(8.8)	(8.6)	(94.8)
Net income (loss) including noncontrolling interest	(31.8)	(118.8)	(81.1)	(480.9)
Less: net income (loss) attributable to noncontrolling interest	(2.8)	5.4	(7.1)	(16.5)
Net income (loss) attributable to Company common shareholders	$(29.0)	$(124.2)	$(74.0)	$(464.4)
Earnings (loss) per share from continuing operations
Earnings (loss) per common share - basic	$(0.69)	$(2.34)	$(1.41)	$(7.91)
Weighted average common shares - basic	48.9	48.7	48.9	48.8
Earnings (loss) per common share-
assuming dilution	$(0.69)	$(2.34)	$(1.41)	$(7.91)
Weighted average common shares-
assuming dilution	48.9	48.7	48.9	48.8
Earnings (loss) per share - Net income (loss)
Earnings (loss) per common share - basic	$(0.59)	$(2.55)	$(1.51)	$(9.52)
Weighted average common shares - basic	48.9	48.7	48.9	48.8
Earnings (loss) per common share-
assuming dilution	$(0.59)	$(2.55)	$(1.51)	$(9.52)
Weighted average common shares-
assuming dilution	48.9	48.7	48.9	48.8

General Cable Corporation and Subsidiaries
Consolidated Statements of Operations
Segment Information
(in millions)
(unaudited)

	Three Fiscal Months Ended		Nine Fiscal Months Ended
	October 2,	September 26,	October 2,	September 26,
	2015	2014	2015	2014
Revenues (as reported)
North America	$571.9	$644.1	$1,819.5	$1,884.1
Europe	231.0	316.6	743.7	989.4
Latin America	169.2	268.9	563.3	859.9
Asia Pacific and Africa	55.2	86.2	185.3	271.2
Total	$1,027.3	$1,315.8	$3,311.8	$4,004.6

Revenues (metal adjusted)(1)
North America	$571.9	$570.4	$1,819.5	$1,755.2
Europe	231.0	288.0	743.7	932.1
Latin America	169.2	224.9	563.3	771.7
Asia Pacific and Africa	55.2	73.1	185.3	244.7
Total	$1,027.3	$1,156.4	$3,311.8	$3,703.7

Metal Pounds Sold
North America	138.9	135.6	423.7	404.6
Europe	36.4	47.5	119.5	152.7
Latin America	57.1	70.5	182.2	231.0
Asia Pacific and Africa	13.6	19.2	47.4	58.3
Total	246.0	272.8	772.8	846.6

Operating Income (loss)
North America	$17.9	$46.9	$78.4	$98.5
Europe	3.2	(108.1)	7.9	(103.5)
Latin America	(1.2)	(23.3)	(19.6)	(203.5)
Asia Pacific and Africa	(2.8)	2.1	(9.7)	(7.7)
Total	$17.1	$(82.4)	$57.0	$(216.2)

Adjusted Operating Income (loss)(2)
North America	$33.0	$44.4	$115.7	$118.4
Europe	15.7	(2)	41.9	6.2
Latin America	(1.3)	2.5	(6.8)	(10.2)
Total	$47.4	$44.9	$150.8	$114.4

Return on Metal Adjusted Sales(3)
North America	5.8%	7.8%	6.4%	6.7%
Europe	6.8%	(0.7)%	5.6%	0.7%
Latin America	(0.8)%	1.1%	(1.2)%	(1.3)%
Total	4.9%	4.1%	4.8%	3.3%

Capital Expenditures
North America	$5.2	$11.1	$16.8	$27.0
Europe	5.2	3.1	13.7	8.5
Latin America	2.3	3.6	9.0	20.4
Asia Pacific and Africa	0.2	2.9	3.7	6.7
Total	$12.9	$20.7	$43.2	$62.6

Depreciation & Amortization
North America	$9.8	$10.9	$30.4	$33.8
Europe	5.7	8.7	19.6	26.8
Latin America	4.5	7.1	14.6	21.5
Asia Pacific and Africa	1.5	1.6	4.3	4.8
Total	$21.5	$28.3	$68.9	$86.9

Revenues by Major Product Lines
Electric Utility	$358.3	$397.7	$1,121.9	$1,232.3
Electrical Infrastructure	293.7	387.7	955.9	1,172.8
Construction	199.5	308.8	638.8	913.9
Communications	115.9	139.2	396.2	409.0
Rod Mill Products	59.9	82.4	199.0	276.6
Total	$1,027.3	$1,315.8	$3,311.8	$4,004.6

(1) Metal-adjusted revenues, a non-GAAP financial measure, is provided in order to eliminate an estimate of metal price volatility from the comparison of revenues from one period to another.
(2) Adjusted operating income is a non-GAAP financial measure. The company is providing adjusted operating income on a segment basis because management believes it is useful in analyzing the operating performance of the business and is consistent with how management reviews the underlying business trends. A reconciliation of segment reported operating income to segment adjusted operating income is provided in the appendix of the Third Quarter 2015 Investor Presentation, located on the Company's website.

(3) Return on Metal Adjusted Sales is calculated on Adjusted Operating Income.

General Cable Corporation and Subsidiaries
Consolidated Balance Sheets
(in millions, except share data)

Assets	October 2, 2015	December 31, 2014
	(unaudited)
Current Assets:
Cash and cash equivalents	$78.9	$136.7
Receivables, net of allowances of $16.4 million at October 2, 2015
and $20.3 million at December 31, 2014	815.6	895.1
Inventories	842.8	926.6
Deferred income taxes	26.3	24.0
Prepaid expenses and other	77.5	99.9
Current assets of discontinued operations	112.4	313.8
Total current assets	1,953.5	2,396.1

Property, plant and equipment, net	572.0	670.7
Deferred income taxes	18.2	18.4
Goodwill	23.0	22.8
Intangible assets, net	39.2	50.5
Unconsolidated affiliated companies	8.5	17.5
Other non-current assets	57.9	70.8
Non-current assets of discontinued operations	50.4	119.9
Total assets	$2,722.7	$3,366.7

Liabilities and Total Equity
Current Liabilities:
Accounts payable	$538.3	$552.7
Accrued liabilities	342.9	379.9
Current portion of long-term debt	139.9	391.6
Current liabilities of discontinued operations	50.7	158.6
Total current liabilities	1,071.8	1,482.8

Long-term debt	952.8	933.9
Deferred income taxes	161.8	178.3
Other liabilities	200.3	228.7
Non-current liabilities of discontinued operations	1.8	16.0
Total liabilities	2,388.5	2,839.7

Commitments and Contingencies
Redeemable noncontrolling interest	18.2	13.8
Total Equity:
Common stock, $0.01 par value, issued and outstanding shares:
October 2, 2015 - 48,885,697 (net of 9,924,269 treasury shares)
December 31, 2014 - 48,683,493 (net of 10,126,473 treasury shares)	0.6	0.6
Additional paid-in capital	716.5	714.8
Treasury stock	(180.6)	(184.3)
Retained earnings	83.9	184.4
Accumulated other comprehensive loss	(326.5)	(263.4)
Total Company shareholders' equity	293.9	452.1
Noncontrolling interest	22.1	61.1
Total equity	316.0	513.2
Total liabilities, redeemable noncontrolling interest and equity	$2,722.7	$3,366.7